EXHIBIT 99.1
Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jennifer Friedman
	Senior Vice President, Investor Relations	Director, Communications
	914-253-3035	914-253-2966
	jamie.caulfield@pepsico.com	jennifer.friedman@pepsico.com
PepsiCo Reports Third Quarter 2014 Results and Raises Full Year EPS Guidance

•	Core[1] EPS increased 10 percent to $1.36. Core constant currency[1] EPS increased 11 percent. Reported EPS increased 7 percent to $1.32

•	Organic[1] revenue grew 3.1 percent. Reported net revenue grew 2 percent, reflecting the impact of foreign exchange translation

•	Core gross margin expanded 45 basis points, and reported gross margin increased 55 basis points

•	Company increases full year 2014 core constant currency EPS growth target to 9 percent (previously 8 percent)

PURCHASE, N.Y. - October 9, 2014 - PepsiCo, Inc. (NYSE: PEP) today reported organic revenue growth of 3.1 percent and core earnings per share of $1.36 for the third quarter.

“We delivered good third quarter results in the face of an ongoing challenged macroeconomic environment driven by increasing volatility in the emerging markets and continued sluggish consumer demand in developed markets,” said Chairman and CEO Indra Nooyi.

“Our organic revenue grew three percent and we achieved positive effective net pricing through strong price/pack revenue management. Together with our relentless focus on productivity, this translated to both gross margin and operating margin expansion.

“We achieved these results because our brands are strong, our product portfolio is on-trend, our geographic footprint is broad and diverse, and we are executing well in the marketplace.

“Based on the strength of our year-to-date results and our outlook for the remainder of the year, we are raising our full year, core constant currency EPS growth target to nine percent.”

1Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and free cash flow.

Summary Third Quarter 2014 Performance (Percent Growth)

	Reported	Core Constant Currency[a]	Organic[b]
Volume
Snacks	1		1
Beverages	1		1
Net Revenue	2		3
Operating Profit[c]	2	5.5
EPS	7	11

	Organic Volume[b]	Net Revenue	Operating Profit[c]	Organic Revenue[b]	Core Constant Currency Operating Profit[a]
FLNA	2	3	5	3	6
LAF	(2.5)	6	11	9	15
QFNA	(3)	(3)	9	(2)	10
PAB	--	--	2	--	4
Europe	2/(2)[d]	(1)	(7)	1	(6)
AMEA	11/3[d]	11	5	11	8
Total Divisions	1/1[d]	2	3	3	5
Total PepsiCo	1/1[d]	2	2	3	5.5

a Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability and foreign exchange translation. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency.”
b Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation, as applicable. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic.”
c The reported operating profit performance was impacted by certain items excluded from our core results in both 2014 and 2013. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core.”
d Snacks/Beverages.

Summary of Third Quarter Financial Performance:

•	Organic revenue grew 3.1 percent and reported net revenue grew 2 percent. Foreign exchange translation had a 1-percentage-point unfavorable impact on reported net revenue.

•	Developing and emerging market organic revenue grew 8 percent. On a reported basis, developing and emerging market net revenue grew 3 percent, reflecting unfavorable foreign exchange translation.

•
Core gross margin and core operating margin expanded 45 basis points reflecting the implementation of effective revenue management strategies and productivity initiatives. Reported gross margin increased 55 basis points and reported operating margin increased 10 basis points.

•
Core constant currency operating profit increased 5.5 percent. Results reflect gains associated with divestitures of $20 million in QFNA and $15 million in AMEA partially offset by a $23 million impairment charge in Europe associated with a brand in Greece in the current-year quarter, and the lapping of $28 million in incremental investments as well as net gains associated with divestitures in AMEA of $11 million recorded in the prior-year quarter. Reported operating profit increased 2 percent and included the net impact of mark-to-market losses on commodity hedges and restructuring and impairment charges.

•	The company’s core effective tax rate was 24.2 percent and the reported effective tax rate was 24 percent, both below the prior-year quarter.

•
Core EPS was $1.36 and reported EPS was $1.32. Core EPS excludes a negative net impact of $0.01 per share related to mark-to-market net losses on commodity hedges and a $0.03 per share negative impact from restructuring and impairment charges. Mark-to-market net gains and losses on commodity hedges are subsequently reflected in core division results when the divisions recognize the cost of the underlying commodity in operating profit.

•	On track to deliver targeted $1 billion of productivity savings in 2014.

•	Cash flow provided by operating activities was $6.7 billion year to date. Free cash flow (excluding certain items) was $5.4 billion year to date.

•	The company expects to return a total of $8.7 billion to shareholders in 2014 through approximately $3.7 billion in dividends and $5.0 billion in share repurchases.

Division Operating Summaries:

Frito-Lay North America (FLNA)
Organic and reported net revenue increased 3 percent, reflecting a 2-percentage-point increase from organic volume and 1 percentage point of effective net pricing.

Core constant currency operating profit grew 6 percent, reflecting the organic revenue gains, productivity savings and lower commodity costs, partially offset by operating cost inflation.

Latin America Foods (LAF)
Organic revenue grew 9 percent, reflecting 12 percentage points of effective net pricing, partially offset by a 2.5 percent organic volume decline. Reported net revenue grew 6 percent, reflecting a 3-percentage-point unfavorable impact from foreign exchange translation.

Organic revenue in Mexico was even and volume declined 3 percent, reflecting the adverse impact of the enactment of taxes on certain food products. The balance of our Latin America Foods business experienced double-digit organic revenue growth led by growth in Venezuela, Argentina and Brazil. Reported net revenue declined low-single digits in Mexico and increased double digits in the balance of our Latin America Foods business, each reflecting the impact of unfavorable foreign exchange translation.

Core constant currency operating profit increased 15 percent reflecting the organic revenue growth and productivity gains, partially offset by operating cost and commodity cost inflation.

Quaker Foods North America (QFNA)
Organic revenue declined 2 percent reflecting volume declines. Reported net revenue declined 3 percent, reflecting a 0.5-percentage-point unfavorable foreign exchange translation impact. Quaker gained value share in the quarter in each of its core categories in the U.S., which include hot cereal, ready-to-eat cereal and snack bars.

Core constant currency operating profit grew 10 percent driven by a gain associated with a divestiture, productivity gains, and improvement in the operating results of our Muller Quaker Dairy joint venture, which reflected start-up costs in the prior year, partially offset by the organic revenue decline and operating cost inflation. The gain associated with the divestiture contributed 14 percentage points to core operating profit growth.

PepsiCo Americas Beverages (PAB)
Organic and reported net revenue were even, reflecting even organic volume. During the quarter, PAB maintained its liquid refreshment beverage value market share position in the U.S. in measured channels.

In North America, non-carbonated beverage volume grew slightly and carbonated soft drink volume declined 1.5 percent. Latin America organic beverage volume increased 2.5 percent.

Core constant currency operating profit increased 4 percent, reflecting lower commodity costs, productivity gains, and effective net pricing, partially offset by operating cost inflation.

Europe
Organic revenue grew 1 percent, reflecting 2 percentage points of effective net pricing and volume growth of 2 percent in snacks partially offset by a 2 percent volume decline in beverages. Reported net revenue declined 1 percent, reflecting a 3-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit declined 6 percent, reflecting operating and commodity cost inflation and the impairment charge, partially offset by productivity savings. The impairment charge had a 4-percentage-point negative impact on core operating profit performance.

Asia, Middle East & Africa (AMEA)
Organic and reported net revenue grew 11 percent driven by 11 percent volume growth in snacks and 3 percent volume growth in beverages.

Core constant currency operating profit increased 8 percent, reflecting the organic revenue growth, productivity savings and the lapping of incremental investments in the prior-year quarter. In addition, the gain from a divestiture was partially offset by the lapping of gains from net divestitures in the prior-year quarter, which contributed 1 percentage point to core operating profit growth. These gains were partially offset by operating cost inflation and increased advertising and marketing expense.

2014 Guidance and Outlook:
The company now expects 9 percent (an increase from the company’s previous target of 8 percent) core constant currency EPS growth in fiscal 2014 versus its fiscal 2013 core EPS of $4.37. Based on the current foreign exchange market consensus, the company expects foreign exchange translation to have an unfavorable impact of approximately 4 percentage points on full year core EPS growth in 2014.

Excluding the impact of structural changes and foreign exchange translation, organic revenue in 2014 is expected to grow mid-single digits versus 2013, consistent with the company’s long-term target. Based on the current foreign exchange market consensus, the company expects foreign exchange translation to have an unfavorable impact of approximately 3 percentage points on full year net revenue growth in 2014.

For 2014, the company expects low-single-digit commodity inflation and productivity savings of approximately $1 billion. The company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 25 percent.

The company is targeting over $10 billion in cash flow from operating activities and more than $7 billion in free cash flow (excluding certain items) in 2014. Net capital spending is expected to be approximately $3 billion in 2014, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

The company expects to return a total of $8.7 billion to shareholders in 2014 through dividends of approximately $3.7 billion and share repurchases of approximately $5.0 billion.

Conference Call:
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors and financial analysts to discuss third quarter 2014 results and the outlook for 2014. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, and unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/6/2014	9/7/2013	Change	9/6/2014	9/7/2013	Change
Net Revenue	$17,218	$16,909	2%	$46,735	$46,297	1%
Cost of sales	7,995	7,946	1%	21,520	21,678	(1)%
Selling, general and administrative expenses	6,354	6,158	3%	17,600	17,237	2%
Amortization of intangible assets	22	25	(16)%	65	75	(14)%
Operating Profit	2,847	2,780	2%	7,550	7,307	3%
Interest expense	(215)	(220)	(2)%	(625)	(642)	(3)%
Interest income and other	23	17	35%	51	62	(18)%
Income before income taxes	2,655	2,577	3%	6,976	6,727	4%
Provision for income taxes	637	654	(3)%	1,744	1,694	3%
Net income	2,018	1,923	5%	5,232	5,033	4%
Less: Net income attributable to noncontrolling interests	10	10	—%	30	35	(14)%
Net Income Attributable to PepsiCo	$2,008	$1,913	5%	$5,202	$4,998	4%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.32	$1.23	7%	$3.40	$3.20	6%
Weighted-average common shares outstanding	1,525	1,561		1,532	1,564

Cash dividends declared per common share	$0.655	$0.5675		$1.8775	$1.6725

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/6/2014	9/7/2013	Change	9/6/2014	9/7/2013	Change
Net Revenue
Frito-Lay North America	$3,526	$3,424	3%	$10,132	$9,879	3%
Quaker Foods North America	586	604	(3)%	1,784	1,815	(2)%
Latin America Foods	2,178	2,049	6%	5,638	5,532	2%
PepsiCo Americas Beverages	5,383	5,406	—%	15,090	15,086	—%
Europe	3,764	3,818	(1)%	9,382	9,413	—%
Asia, Middle East & Africa	1,781	1,608	11%	4,709	4,572	3%
Total Net Revenue	$17,218	$16,909	2%	$46,735	$46,297	1%

Operating Profit
Frito-Lay North America	$1,025	$977	5%	$2,824	$2,711	4%
Quaker Foods North America	150	137	9%	449	450	—%
Latin America Foods	327	295	11%	882	829	6%
PepsiCo Americas Beverages	858	843	2%	2,155	2,290	(6)%
Europe	465	501	(7)%	1,068	1,014	5%
Asia, Middle East & Africa	309	295	5%	884	1,003	(12)%
Division Operating Profit	3,134	3,048	3%	8,262	8,297	—%
Corporate Unallocated
Commodity Mark-to-Market Net Impact	(33)	(19)		32	(74)
Restructuring and Impairment Charges	(15)	1		(20)	(1)
Venezuela Currency Devaluation	—	—		—	(124)
Other	(239)	(250)		(724)	(791)
	(287)	(268)	7%	(712)	(990)	(28)%
Total Operating Profit	$2,847	$2,780	2%	$7,550	$7,307	3%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	36 Weeks Ended
	9/6/2014	9/7/2013
Operating Activities
Net income	$5,232	$5,033
Depreciation and amortization	1,794	1,815
Stock-based compensation expense	207	219
Merger and integration charges	—	9
Cash payments for merger and integration charges	—	(21)
Restructuring and impairment charges	258	37
Cash payments for restructuring charges	(169)	(100)
Cash payments for restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	—	(26)
Non-cash foreign exchange loss related to Venezuela devaluation	—	111
Excess tax benefits from share-based payment arrangements	(86)	(94)
Pension and retiree medical plan expenses	368	462
Pension and retiree medical plan contributions	(196)	(208)
Deferred income taxes and other tax charges and credits	(8)	(66)
Change in accounts and notes receivable	(1,582)	(1,262)
Change in inventories	(481)	(337)
Change in prepaid expenses and other current assets	(18)	(156)
Change in accounts payable and other current liabilities	537	734
Change in income taxes payable	1,115	811
Other, net	(278)	(299)
Net Cash Provided by Operating Activities	6,693	6,662

Investing Activities
Capital spending	(1,540)	(1,497)
Sales of property, plant and equipment	60	51
Cash payments related to the transaction with Tingyi	—	(3)
Acquisitions and investments in noncontrolled affiliates	(81)	(82)
Divestitures	186	174
Short-term investments, net	(5,306)	(8)
Other investing	3	(13)
Net Cash Used for Investing Activities	(6,678)	(1,378)

Financing Activities
Proceeds from issuances of long-term debt	3,364	4,185
Payments of long-term debt	(2,186)	(2,954)
Short-term borrowings, net	2,139	188
Cash dividends paid	(2,745)	(2,558)
Share repurchases – common	(3,207)	(2,041)
Share repurchases – preferred	(7)	(5)
Proceeds from exercises of stock options	561	991
Excess tax benefits from share-based payment arrangements	86	94
Acquisition of noncontrolling interests	—	(20)
Other financing	(32)	(15)
Net Cash Used for Financing Activities	(2,027)	(2,135)

Effect of exchange rate changes on cash and cash equivalents	(81)	(242)
Net (Decrease)/Increase in Cash and Cash Equivalents	(2,093)	2,907
Cash and Cash Equivalents, Beginning of Year	9,375	6,297
Cash and Cash Equivalents, End of Period	$7,282	$9,204

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	9/6/2014	12/28/2013
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,282	$9,375
Short-term investments	5,624	303
Accounts and notes receivable, net	8,376	6,954
Inventories
Raw materials	1,832	1,732
Work-in-process	261	168
Finished goods	1,691	1,509
	3,784	3,409
Prepaid expenses and other current assets	1,524	2,162
Total Current Assets	26,590	22,203
Property, plant and equipment, net	17,929	18,575
Amortizable intangible assets, net	1,549	1,638
Goodwill	16,225	16,613
Other nonamortizable intangible assets	13,951	14,401
Nonamortizable Intangible Assets	30,176	31,014
Investments in noncontrolled affiliates	1,946	1,841
Other assets	2,276	2,207
Total Assets	$80,466	$77,478

Liabilities and Equity
Current Liabilities
Short-term obligations	$9,253	$5,306
Accounts payable and other current liabilities	13,591	12,533
Total Current Liabilities	22,844	17,839
Long-term debt obligations	23,489	24,333
Other liabilities	5,076	4,931
Deferred income taxes	5,870	5,986
Total Liabilities	57,279	53,089

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(178)	(171)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,503 and 1,529 shares, respectively)	25	25
Capital in excess of par value	4,028	4,095
Retained earnings	48,764	46,420
Accumulated other comprehensive loss	(6,146)	(5,127)
Repurchased common stock, in excess of par value (363 and 337 shares, respectively)	(23,463)	(21,004)
Total PepsiCo Common Shareholders’ Equity	23,208	24,409
Noncontrolling interests	116	110
Total Equity	23,187	24,389
Total Liabilities and Equity	$80,466	$77,478

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/6/2014	9/7/2013	9/6/2014	9/7/2013
Beginning Net Shares Outstanding	1,511	1,547	1,529	1,544
Options Exercised and Restricted Stock Units Converted	3	2	12	20
Shares Repurchased	(11)	(12)	(38)	(27)
Ending Net Shares Outstanding	1,503	1,537	1,503	1,537

Weighted Average Basic	1,507	1,542	1,515	1,545
Dilutive Securities:
Options	10	11	10	11
Restricted Stock Units, PEPUnits and Other	7	7	6	7
ESOP Convertible Preferred Stock	1	1	1	1
Weighted Average Diluted	1,525	1,561	1,532	1,564

Average Share Price for the Period	$90.42	$82.40	$85.68	$79.21
Growth Versus Prior Year	10%	16%	8%	17%

Options Outstanding	42	52	45	56
Options in the Money	42	52	45	55
Dilutive Shares from Options	10	11	10	11
Dilutive Shares from Options as a % of Options in the Money	24%	22%	22%	20%

Average Exercise Price of Options in the Money	$63.68	$61.38	$63.31	$60.96

Restricted Stock Units, PEPUnits and Other Outstanding	13	13	13	14
Dilutive Shares from Restricted Stock Units, PEPUnits and Other	7	7	6	7

Average Intrinsic Value of Restricted Stock Units Outstanding (a)	$74.19	$68.94	$74.18	$68.60
Average Intrinsic Value of PEPUnits Outstanding (a)	$60.95	$66.65	$60.87	$66.65
(a) Weighted-average intrinsic value at grant date.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 Weeks Ended September 6, 2014 and September 7, 2013
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 9/6/2014	12 Weeks Ended 9/6/2014
Frito-Lay North America	2	1	—	—	3	3
Quaker Foods North America	(2)	—	—	(0.5)	(3)	(2)
Latin America Foods	(3)	12	—	(3)	6	9
PepsiCo Americas Beverages	(1)	1	—	—	—	—
Europe	(1)	2	—	(3)	(1)	1
Asia, Middle East & Africa	8	3	—	(1)	11	11
Total PepsiCo	—	3	—	(1)	2	3

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 9/7/2013	12 Weeks Ended 9/7/2013
Frito-Lay North America	3	2	—	—	5	5
Quaker Foods North America	—	(1)	—	(0.5)	(2)	(1)
Latin America Foods	3	12	—	(6)	9	14
PepsiCo Americas Beverages	(5)	3	—	(1)	(2)	(1.5)
Europe	—	3	—	—	3	3
Asia, Middle East & Africa	(0.5)	6	(5)	(4)	(3)	6
Total PepsiCo	(1)	4	—	(1)	1.5	3
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Organic Revenue Growth Rates
36 Weeks Ended September 6, 2014 and September 7, 2013
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	36 Weeks Ended 9/6/2014	36 Weeks Ended 9/6/2014
Frito-Lay North America	2	1	—	(0.5)	3	3
Quaker Foods North America	—	—	—	(1)	(2)	(1)
Latin America Foods	(3)	12	—	(7)	2	9
PepsiCo Americas Beverages	—	1	—	(1)	—	1
Europe	—	4	—	(4)	—	4
Asia, Middle East & Africa	6	2.5	(2)	(3)	3	8
Total PepsiCo	1	3	—	(2)	1	3.5

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	36 Weeks Ended 9/7/2013	36 Weeks Ended 9/7/2013
Frito-Lay North America	3	1.5	—	—	4	4.5
Quaker Foods North America	1	(1)	—	—	—	—
Latin America Foods	2	11	—	(4)	9	13
PepsiCo Americas Beverages	(4)	3	—	(0.5)	(2)	(1)
Europe	1	3	—	(1)	3	4
Asia, Middle East & Africa	6	6	(11)	(3)	(3)	11
Total PepsiCo	—	4	(1)	(1)	2	4
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 Weeks Ended September 6, 2014 and September 7, 2013 (unaudited)

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 9/6/2014	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 9/6/2014	Foreign exchange translation	12 Weeks Ended 9/6/2014
Frito-Lay North America	5	—	—	1	6	—	6
Quaker Foods North America	9	—	—	—	10	—	10
Latin America Foods	11	—	—	1.5	12	3	15
PepsiCo Americas Beverages	2	—	—	1.5	3	1	4
Europe	(7)	—	(2)	2.5	(6)	—	(6)
Asia, Middle East & Africa	5	—	—	2	7	1	8
Division Operating Profit	3	—	—	1.5	4	1	5
Impact of Corporate Unallocated	—	0.5	—	1	1	—	1
Total Operating Profit	2	0.5	—	2	5	1	5.5
Net Income Attributable to PepsiCo	5				7	1	8
Net Income Attributable to PepsiCo per common share - diluted	7				10	1	11

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 9/7/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 9/7/2013	Foreign exchange translation	12 Weeks Ended 9/7/2013
Frito-Lay North America	7	—	—	(1)	6	—	6
Quaker Foods North America	(11)	—	—	(1)	(12)	—	(11)
Latin America Foods	35	—	—	(15)	20	4	24
PepsiCo Americas Beverages	1	—	—	(3.5)	(3)	3	—
Europe	3.5	—	1	0.5	5	—	5
Asia, Middle East & Africa	(7)	—	—	(2)	(8)	2	(7)
Division Operating Profit	4	—	—	(2)	2	1	3
Impact of Corporate Unallocated	(5)	5	—	—	—	—	—
Total Operating Profit	(1)	5	—	(3)	2	1.5	3
Net Income Attributable to PepsiCo	1				2	2	4
Net Income Attributable to PepsiCo per common share - diluted	1.5				3	2	5

(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
36 Weeks Ended September 6, 2014 and September 7, 2013
(unaudited)

		GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
		Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change		36 Weeks Ended 9/6/2014	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	36 Weeks Ended 9/6/2014	Foreign exchange translation	36 Weeks Ended 9/6/2014
Frito-Lay North America		4	—	—	1	—	5	0.5	6
Quaker Foods North America		—	—	—	1	—	—	1	1
Latin America Foods		6	—	—	—	—	6	6	13
PepsiCo Americas Beverages		(6)	—	—	6	1	—	2	2
Europe		5	—	(1)	2	—	7	—	7
Asia, Middle East & Africa		(12)	—	—	1.5	—	(10)	2	(9)
Division Operating Profit		—	—	—	2	—	2	1.5	4
Impact of Corporate Unallocated		4	(1)	—	1	(2)	1	—	1
Total Operating Profit		3	(1)	—	3	(1.5)	3	2	5
Net Income Attributable to PepsiCo		4					4	2	5
Net Income Attributable to PepsiCo per common share - diluted		6					6	2	8

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	36 Weeks Ended 9/7/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Venezuela currency devaluation	36 Weeks Ended 9/7/2013	Foreign exchange translation	36 Weeks Ended 9/7/2013
Frito-Lay North America	7	—	—	(1)	—	—	6	—	6
Quaker Foods North America	(9)	—	—	(1)	—	—	(10)	—	(10)
Latin America Foods	23	—	—	(6)	—	—	17	4	21
PepsiCo Americas Beverages	4	—	—	(3)	—	(1)	—	2	2
Europe	—	—	—	2	—	—	1	1	2.5
Asia, Middle East & Africa	59	—	—	(4)	(28)	—	27	2	29
Division Operating Profit	10	—	—	(2)	(2)	—	6	1	7
Impact of Corporate Unallocated	(4)	3	—	—	—	2	—	—	—
Total Operating Profit	6	3	—	(2)	(2)	2	6	1.5	8
Net Income Attributable to PepsiCo	11						9	2	11
Net Income Attributable to PepsiCo per common share - diluted	12						10	2	12
(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended September 6, 2014 and September 7, 2013
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 9/6/2014	Commodity mark-to- market net impact	Restructuring and impairment charges	12 Weeks Ended 9/6/2014

Cost of sales	$7,995	$(16)	$—	$7,979
Selling, general and administrative expenses	$6,354	$(17)	$(68)	$6,269
Operating profit	$2,847	$33	$68	$2,948
Provision for income taxes	$637	$13	$17	$667
Noncontrolling interests	$10	$—	$—	$10
Net income attributable to PepsiCo	$2,008	$20	$51	$2,079
Net income attributable to PepsiCo per common share - diluted	$1.32	$0.01	$0.03	$1.36
Effective tax rate	24.0%			24.2%

	GAAP Measure				Non-GAAP Measure
	Reported	Non-Core Adjustments			Core (a)
	12 Weeks Ended 9/7/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 9/7/2013

Cost of sales	$7,946	$(33)	$—	$—	$7,913
Selling, general and administrative expenses	$6,158	$14	$(9)	$(7)	$6,156
Operating profit	$2,780	$19	$9	$7	$2,815
Provision for income taxes	$654	$9	$2	$1	$666
Net income attributable to PepsiCo	$1,913	$10	$7	$6	$1,936
Net income attributable to PepsiCo per common share - diluted	$1.23	$0.01	$—	$—	$1.24
Effective tax rate	25.4%				25.5%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
36 Weeks Ended September 6, 2014 and September 7, 2013
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	36 Weeks Ended 9/6/2014	Commodity mark-to- market net impact	Restructuring and impairment charges	36 Weeks Ended 9/6/2014
Cost of sales	$21,520	$51	$—	$21,571
Selling, general and administrative expenses	$17,600	$(19)	$(258)	$17,323
Operating profit	$7,550	$(32)	$258	$7,776
Provision for income taxes	$1,744	$(11)	$59	$1,792
Noncontrolling interests	$30	$—	$3	$33
Net income attributable to PepsiCo	$5,202	$(21)	$196	$5,377
Net income attributable to PepsiCo per common share - diluted	$3.40	$(0.01)	$0.13	$3.51
Effective tax rate	25.0%			24.9%

	GAAP Measure					Non-GAAP Measure
	Reported	Non-Core Adjustments				Core (a)
	36 Weeks Ended 9/7/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	36 Weeks Ended 9/7/2013
Cost of sales	$21,678	$(87)	$—	$—	$—	$21,591
Selling, general and administrative expenses	$17,237	$13	$(9)	$(37)	$(111)	$17,093
Operating profit	$7,307	$74	$9	$37	$111	$7,538
Provision for income taxes	$1,694	$27	$2	$8	$—	$1,731
Net income attributable to PepsiCo	$4,998	$47	$7	$29	$111	$5,192
Net income attributable to PepsiCo per common share - diluted	$3.20	$0.03	$—	$0.02	$0.07	$3.32
Effective tax rate	25.2%					24.9%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended September 6, 2014 and September 7, 2013
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 9/6/2014	Commodity mark-to-market net impact	Restructuring and impairment charges	12 Weeks Ended 9/6/2014
Frito-Lay North America	$1,025	$—	$9	$1,034
Quaker Foods North America	150	—	—	150
Latin America Foods	327	—	6	333
PepsiCo Americas Beverages	858	—	16	874
Europe	465	—	14	479
Asia, Middle East & Africa	309	—	8	317
Division Operating Profit	3,134	—	53	3,187
Corporate Unallocated	(287)	33	15	(239)
Total Operating Profit	$2,847	$33	$68	$2,948

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported				Core (a)
Operating Profit	12 Weeks Ended 9/7/2013	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 9/7/2013
Frito-Lay North America	$977	$—	$—	$1	$978
Quaker Foods North America	137	—	—	—	137
Latin America Foods	295	—	—	1	296
PepsiCo Americas Beverages	843	—	—	3	846
Europe	501	—	9	2	512
Asia, Middle East & Africa	295	—	—	1	296
Division Operating Profit	3,048	—	9	8	3,065
Corporate Unallocated	(268)	19	—	(1)	(250)
Total Operating Profit	$2,780	$19	$9	$7	$2,815
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
36 Weeks Ended September 6, 2014 and September 7, 2013
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	36 Weeks Ended 9/6/2014	Commodity mark-to-market net impact	Restructuring and impairment charges	36 Weeks Ended 9/6/2014
Frito-Lay North America	$2,824	$—	$35	$2,859
Quaker Foods North America	449	—	2	451
Latin America Foods	882	—	7	889
PepsiCo Americas Beverages	2,155	—	138	2,293
Europe	1,068	—	37	1,105
Asia, Middle East & Africa	884	—	19	903
Division Operating Profit	8,262	—	238	8,500
Corporate Unallocated	(712)	(32)	20	(724)
Total Operating Profit	$7,550	$(32)	$258	$7,776

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported					Core (a)
Operating Profit	36 Weeks Ended 9/7/2013	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	36 Weeks Ended 9/7/2013
Frito-Lay North America	$2,711	$—	$—	$5	$—	$2,716
Quaker Foods North America	450	—	—	—	—	450
Latin America Foods	829	—	—	6	—	835
PepsiCo Americas Beverages	2,290	—	—	8	(13)	2,285
Europe	1,014	—	9	14	—	1,037
Asia, Middle East & Africa	1,003	—	—	3	—	1,006
Division Operating Profit	8,297	—	9	36	(13)	8,329
Corporate Unallocated	(990)	74	—	1	124	(791)
Total Operating Profit	$7,307	$74	$9	$37	$111	$7,538
(a)  Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Developing and Emerging Markets Net Revenue Growth Reconciliation

12 Weeks Ended
9/6/2014
Reported Developing and Emerging Markets Net Revenue Growth	3%
Impact of Foreign Exchange Translation	4
Developing and Emerging Markets Organic Revenue Growth	8%

Gross Margin Growth Reconciliation

	12 Weeks Ended
	9/6/2014
Reported Gross Margin Growth	55	bps
Commodity Mark-to-Market Net Impact	(10)
Core Gross Margin Growth	46	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended
	9/6/2014
Reported Operating Margin Growth	9	bps
Commodity Mark-to-Market Net Impact	8
Merger and Integration Charges	(5)
Restructuring and Impairment Charges	35
Core Operating Margin Growth	47	bps
Net Cash Provided by Operating Activities Reconciliation (in millions)

36 Weeks Ended
9/6/2014
Net Cash Provided by Operating Activities	$6,693
Capital Spending	(1,540)
Sales of Property, Plant and Equipment	60
Free Cash Flow	5,213
Discretionary Pension and Retiree Medical Contributions (after-tax)	13
Payments Related to Restructuring Charges (after-tax)	164
Net Capital Investments Related to Restructuring Plan	4
Free Cash Flow Excluding Above Items	$5,394
Net Revenue Year-over-Year Growth Reconciliation

	GAAP Measure				Non-GAAP Measure
	Reported Growth		Percent Impact of		Organic Growth
	12 Weeks Ended		Foreign Exchange Translation		12 Weeks Ended
	9/6/2014				9/6/2014
Brazil (Foods)	MSD	%	(LSD)%		MSD	%
Argentina (Foods)	(DD)%		DD	%	DD	%
Mexico (Foods)	(LSD)%		LSD	%	—%
LAF (excluding Mexico)	DD	%	MSD	%	DD	%

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Europe Operating Profit Reconciliation

	Impairment	12 Weeks Ended	% Impact on
	Charge	9/7/2013	Operating Profit
Reported Operating Profit	$23	$501	4.5%
Merger and Integration Charges	—	9
Restructuring and Impairment Charges	—	2
Core Operating Profit	$23	$512	4%
Fiscal 2013 Diluted EPS Reconciliation

Year Ended
12/28/2013
Reported Diluted EPS	$4.32
Commodity Mark-to-Market Net Impact	0.03
Merger and Integration Charges	0.01
Restructuring and Impairment Charges	0.08
Venezuela Currency Devaluation	0.07
Tax Benefits	(0.13)
Core Diluted EPS	$4.37
Net Cash Provided by Operating Activities Reconciliation (in billions)

2014 Guidance
Net Cash Provided by Operating Activities	$ ~10
Net Capital Spending	~(3)
Free Cash Flow	~7
Certain Other Items (a)	~0
Free Cash Flow Excluding Certain Other Items	$ ~7
(a) Certain other items include discretionary pension and retiree medical contributions, payments related to restructuring charges, net capital investments related to restructuring plan and the tax impacts associated with each of these items, as applicable.
Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2014 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to protect its information systems against a cybersecurity incident; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or share services for certain functions effectively; fluctuations or other changes in exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.
Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD), restructuring and impairment charges, a charge related to the 2013 Venezuela currency devaluation and a tax benefit. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges, restructuring and other charges related to the transaction with Tingyi, a pension lump sum settlement charge and a tax benefit related to a tax court decision. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Free cash flow, excluding certain items: Free cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) payments related to restructuring charges, (3) net capital investments related to restructuring plan and (4) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. These measures are not in accordance with Generally Accepted Accounting Principles (GAAP). However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.
Commodity mark-to-market net impact
In the 12 weeks ended September 6, 2014, we recognized $33 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 36 weeks ended September 6, 2014, we recognized $32 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 weeks ended September 7, 2013, we recognized $19 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 36 weeks ended September 7, 2013, we recognized $74 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the year ended December 28, 2013, we recognized $72 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 12 weeks ended September 8, 2012, we recognized $121 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 36 weeks ended September 8, 2012, we recognized $126 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include energy, agricultural products and metals. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market each period with the resulting gains and losses recognized in corporate unallocated expenses, as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Merger and integration charges
In the 12 and 36 weeks ended September 7, 2013, we recorded merger and integration charges of $9 million related to our acquisition of WBD recorded in the Europe segment. In the year ended December 28, 2013, we incurred merger and integration charges of $10 million related to our acquisition of WBD recorded in the Europe segment. In the 12 weeks ended September 8, 2012, we incurred merger and integration charges of $2 million related to our acquisition of WBD, including $4 million recorded in the Europe segment and income of $2 million recorded in corporate unallocated expenses representing adjustments of previously recorded amounts. In the 36 weeks ended September 8, 2012, we incurred merger and integration charges of $7 million related to our acquisition of WBD recorded in the Europe segment.
Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 weeks ended September 6, 2014, we incurred restructuring and impairment charges of $54 million in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan), including $9 million recorded in the FLNA segment, $8 million recorded in the LAF segment, $16 million recorded in the PAB segment, $7 million recorded in the Europe segment, $2 million recorded in the AMEA segment and $12 million recorded in corporate unallocated expenses. In the 36 weeks ended September 6, 2014, we incurred restructuring and impairment charges of $227 million in conjunction with the 2014 Productivity Plan, including $33 million recorded in the FLNA segment, $2 million recorded in the QFNA segment, $14 million recorded in the LAF segment, $131 million recorded in the PAB segment, $22 million recorded in the Europe segment, $11 million recorded in the AMEA segment and $14 million recorded in corporate unallocated expenses.
In the year ended December 28, 2013, we incurred restructuring and impairment charges of $53 million in conjunction with the 2014 Productivity Plan, including $11 million recorded in the FLNA segment, $3 million recorded in the QFNA segment, $5 million recorded in the LAF segment, $10 million recorded in the PAB segment, $10 million recorded in the Europe segment, $1 million recorded in the AMEA segment and $13 million recorded in corporate unallocated expenses. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.
2012 Multi-Year Productivity Plan
In the 12 weeks ended September 6, 2014, we incurred restructuring and impairment charges of $14 million in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan), including $7 million recorded in the Europe segment, $6 million recorded in the AMEA segment, $3 million recorded in corporate unallocated expenses and income of $2 million recorded in the LAF segment representing adjustments of previously recorded amounts. In the 36 weeks ended September 6, 2014, we incurred restructuring and impairment charges of $31 million in conjunction with the 2012 Productivity Plan, including $2 million recorded in the FLNA segment, $7 million recorded in the PAB segment, $15 million recorded in the Europe segment, $8 million recorded in the AMEA segment, $6 million recorded in corporate unallocated expenses and income of $7 million recorded in the LAF segment representing adjustments of previously recorded amounts.
In the 12 weeks ended September 7, 2013, we incurred restructuring and impairment charges of $7 million in conjunction with the 2012 Productivity Plan, including $1 million recorded in the FLNA segment, $1 million recorded in the LAF segment, $3 million recorded in the PAB segment, $2 million recorded in the Europe segment, $1 million recorded in the AMEA segment and income of $1 million recorded in corporate unallocated expenses representing adjustments of previously recorded amounts. In the 36 weeks ended September 7, 2013, we incurred restructuring and impairment charges of $37 million in conjunction with the 2012 Productivity Plan, including $5 million recorded in the FLNA segment, $6 million recorded in the LAF segment, $8 million recorded in the PAB segment, $14 million recorded in the Europe segment, $3 million recorded in the AMEA segment and $1 million recorded in corporate unallocated expenses. In the year ended December 28, 2013, we incurred restructuring and impairment charges of $110 million in conjunction with the 2012 Productivity Plan, including $8 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $7 million recorded in the LAF segment, $21 million recorded in the PAB segment, $50 million recorded in the Europe segment, $25 million recorded in the AMEA segment and income of $2 million recorded in corporate unallocated expenses, representing adjustments of previously recorded amounts.
In the 12 weeks ended September 8, 2012, we incurred restructuring and impairment charges of $83 million in conjunction with the 2012 Productivity Plan, including $8 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $29 million recorded in the LAF segment, $33 million recorded in the PAB segment, $6 million recorded in the AMEA segment, $7 million recorded in corporate unallocated expenses and income of $1 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the 36 weeks ended September 8, 2012, we incurred restructuring and impairment charges of $193 million in conjunction with the 2012 Productivity Plan, including $40 million recorded in the FLNA segment, $7 million recorded in the QFNA segment, $41 million recorded in the LAF segment, $76 million recorded in the PAB segment, $23 million recorded in the AMEA segment, $8 million recorded in corporate unallocated expenses and income of $2 million recorded in the Europe segment representing adjustments of previously recorded amounts. The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.
Venezuela currency devaluation
In the 36 weeks ended September 7, 2013, we recorded a $111 million net charge related to the devaluation of the bolivar for our Venezuelan businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in the PAB segment.

Restructuring and other charges related to the transaction with Tingyi
In the 36 weeks ended September 8, 2012, we recorded restructuring and other charges of $137 million in the AMEA segment related to the transaction with Tingyi.

Tax benefits
In the year ended December 28, 2013, we recognized a non-cash tax benefit of $209 million associated with our agreement with the IRS resolving all open matters related to the audits for taxable years 2003 through 2009, which reduced our reserve for uncertain tax positions for the tax years 2003 through 2012.

Free cash flow, excluding certain items
Additionally, free cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.
2014 guidance and long-term targets
Our 2014 core tax rate guidance and our 2014 core constant currency EPS growth guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2014 organic revenue growth guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes. In addition, our 2014 organic revenue growth guidance, our 2014 core constant currency EPS growth guidance and our long-term organic revenue growth target exclude the impact of foreign exchange. We are not able to reconcile our full year projected 2014 core tax rate to our full year projected 2014 reported tax rate or our full year projected 2014 core constant currency EPS growth to our full year projected 2014 reported EPS growth because we are unable to predict the 2014 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full year projected 2014 organic revenue growth to our full year projected 2014 reported net revenue growth or our long-term projected organic revenue growth to our long-term projected reported net revenue growth because we are unable to predict the 2014 and long-term impacts of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.
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